Exhibit 10.22

INERGY HOLDINGS, L.P. LONG TERM INCENTIVE PLAN (“NRGP”)

RESTRICTED UNIT AWARD AGREEMENT

Holder:

Date of Grant:

Number of Restricted Units Awarded:

THIS AGREEMENT, dated as of, is between Inergy Holdings GP, LLC, a Delaware limited liability company (“Inergy Holdings”) and                                          (“Holder”).

RECITALS:

A. Effective June 20, 2005, Inergy Holdings GP, LLC established the Inergy Holdings, L.P. Long-Term Incentive Plan (the “Plan”) under which Inergy Holdings could grant to employees and consultants of Inergy Holdings and its Affiliates and non-employee directors of Inergy Holdings (collectively, a “Participant”) Restricted Units.

B. Holder is a valued and trusted employee of Inergy Holdings or one of its Affiliates.

C. Inergy Holdings has elected to award Holder Restricted Units pursuant to and in accordance with the Plan and this Agreement, in order that Holder thereby may be induced to maintain an ownership interest in Inergy Holdings and to advance the interests of Inergy Holdings and its Affiliates (collectively or individually, the “Company”).

AGREEMENT:

In consideration of the mutual premises and covenants contained herein and other good and valuable consideration paid by Holder to the Company, Inergy Holdings and Holder agree as follows:

Section 1. Incorporation of Plan; Definitions

All provisions of this Restricted Unit Award Agreement and the rights of Holder hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meanings set forth in the Plan.

Section 2. Grant of Restricted Units

Inergy Holdings hereby grants and awards to Holder, subject to the conditions and restrictions set forth in this Agreement and in the Plan and as of the Date of Grant identified above, that number of common units of Inergy Holdings identified above opposite the heading “Number of Restricted Units Awarded” (the “Units”), which Units will be “Restricted Units” within the meaning of Section 2 as defined therein of the Plan. The Units, which are being issued by Inergy Holdings, will be issued in the name of Holder or a nominee of Holder as of the Date of Grant, provided, however, that a certificate or certificates representing the Units will not be delivered to Holder until such later date as identified in Section 6 below.

Section 3. Restricted Period

Subject to any exceptions set forth elsewhere herein, the Units awarded hereunder are subject to a Restricted Period such that the Units are nontransferable and subject to risk of forfeiture until the Units become vested in accordance with this Agreement. The Restricted Period shall lapse with respect to certain Units on the vesting date for such Units (the “Vesting Date”), as identified below. The Committee, in its sole discretion, may accelerate the lapse of the Restricted Period for any or all of the Units if in its judgment the performance of Holder has warranted such acceleration and/or such acceleration is in the best interests of the Company.

Provided the Units have not already been forfeited pursuant to Section 5 and subject to any exceptions listed elsewhere herein or in the Plan, the Restricted Period for the Units shall lapse and the Units shall become vested on those Vesting Dates identified below.

Number of Restricted Units	Vesting Date
(25% of the total number of Units granted hereunder)	Third (3rd) Anniversary of Date of Grant

(25% of the total number of Units granted hereunder)	Fourth (4th) Anniversary of Date of Grant

(50% of the total number of Units granted hereunder)	Fifth (5th) Anniversary of Date of Grant

Section 4. Restrictions on Units

Subject to any exceptions set forth elsewhere herein, none of the Units awarded hereunder or the rights relating thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Holder, and Holder agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Units or rights, during the Restricted Period prior to such Restricted Period lapsing in accordance with the vesting schedule set forth above in Section

3. As the Restricted Period lapses with respect to one of more Units, such restriction on transfer shall terminate and the Units will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Holder.

Section 5. Possible Forfeiture of Units Prior to Vesting

Unless otherwise provided in the Plan, if Holder ceases to be a Participant of the Company prior to one or more of the Vesting Dates for some or all of the Restricted Units, (i) all unvested Restricted Units held by Holder shall thereupon immediately be forfeited and returned to Inergy Holdings and (ii) all rights to receive UDRs with respect to such Restricted Units, and any other rights or benefits Holder may be entitled to by virtue of Holder’s possession of the Restricted Units shall be forfeited. Upon such forfeiture, Holder shall have no further rights under this Agreement.

Section 6. Certificates

One or more certificates representing the Units will be held by Inergy Holdings (or its delegate) until the Vesting Dates for some or all of the Units, as set forth in Section 4 of this Agreement, at which time a certificate or certificates representing the Units then vesting will be issued to Holder.

Section 7. Acknowledgement of Rights of Inergy Holdings in Event of Change in Control, Reorganization, Liquidation, Etc.

By executing this Agreement, the Holder agrees and acknowledges that in the event of a Change in Control, or in the event Inergy Holdings, Inergy Holdings, L.P., Inergy, L.P., Inergy Partners, LLC or Inergy GP, LLC shall become a party to any partnership or corporate merger, consolidation, split up, spin-off, reorganization, liquidation or other similar type of corporate event, the Committee may take any of the actions as provided for in Section 6(e)(vii) of the Plan without obtaining the Option Holder’s consent.

Section 8. UDRs

With respect to each Restricted Unit and prior to such Unit vesting and no longer being subject to the Restricted Period, Holder shall be entitled to receive an amount of cash equal to the per Unit cash distribution made by Inergy Holdings, L.P. (the “Partnership”) to the holders of Common Units under the agreement of Limited Partnership of Inergy Holdings, L.P. as may be amended from time to time (the “Partnership Agreement”). Such UDRs shall be paid to Holder as soon as reasonably practicable following the date of a distribution paid on such Common Units. Under no circumstances shall Holder’s right to receive UDRs on the Restricted Units be interpreted or construed as such Units not being subject to the Restricted Period or as Holder having any rights as a holder of Common Units greater than those set forth herein and in the Plan. Following a Vesting Date, no UDRs shall be paid on any vested Unit, however, Holder shall be entitled to any distribution made to holders of Common Units under the Partnership Agreement with respect to such unrestricted Unit.

Section 9. Voting Rights

Holder shall have such voting rights, if any, as are provided to the holders of Common Units under the Partnership Agreement or as provided under applicable law.

Section 10. Notice of Section 83(b) Election

If Holder desires to make an election under Section 83(b) of the Code relating to the award of Restricted Units, Holder shall notify Inergy Holdings or its delegate of such election within 30 days of the Date of Grant. Holder shall be solely responsible for making such an Section 83(b) election and satisfying all notice and filing requirements under the Code.

Section 11. Adjustments

Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Units of the Partnership effected without receipt of consideration therefor by the Partnership, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, unit dividend, unit split, unit combination or other change in the corporate structure of the Partnership affecting the Units, the Restricted Units then subject to this Agreement will be automatically adjusted to accurately and equitably reflect the effect thereon of such change. In the event of a dispute concerning such adjustment, the decision of the Committee will be conclusive.

Section 12. Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.

Section 13. Administration.

The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

Section 14. Amendment and Cancellation.

This Agreement may be amended or cancelled at any time provided both Inergy Holdings and Holder consent to the terms of such amendment or cancellation.

Section 15. Notice

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Inergy Holdings or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, Inergy Holdings and Holder specify their respective addresses as set forth below:

Inergy Holdings	Inergy Holdings GP, LLC
Two Brush Creek Boulevard, Suite 200
Kansas City, Missouri 64112
Attention: Laura L. Ozenberger
Holder:

Section 16. Designation of Beneficiary

Holder may designate a person or persons to receive, in the event of the death of Holder, any Units then vesting or other property then or thereafter distributable relating to the Units. Such designation must be made either in the space indicated at the end of this Agreement or upon forms supplied by and delivered to Inergy Holdings or its delegate and may be revoked in writing. If Holder fails effectively to designate a beneficiary, the estate of Holder will be deemed to be the beneficiary of Holder with respect to any such Units or other property.

Section 17. Execution of Agreement

In order to obtain all rights under this Agreement, Holder must sign and return this Agreement to Inergy Holdings or its delegate within 30 days after the date Inergy Holdings delivers this Agreement to Holder for execution. If Holder fails to sign and return this Agreement to Inergy Holdings or its delegate within this 30-day period, the Committee may determine in its sole discretion that the award of Units provided for herein shall be deemed void and never to have been granted.

Section 18. Effect of Plan

Holder acknowledges that in the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan will control.

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IN WITNESS WHEREOF, Inergy Holdings has caused this Agreement to be executed and Holder has hereunto set his or her hand on the day and year first above written.

INERGY HOLDINGS GP, LLC

By:

Title:

HOLDER

Designation of Beneficiary

(Relationship to Holder)

(Name of Beneficiary)

(Street Address)

(City, State, Zip Code)

(Social Security Number)